Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION
January 26, 2022	CONTACT BENJAMIN BOCHNOWSKI
(219) 853-7575

FINWARD BANCORP ANNOUNCES PRELIMINARY RESULTS OF CASH AND STOCK ELECTIONS BY ROYAL FINANCIAL STOCKHOLDERS

Munster, Indiana – Finward Bancorp (Nasdaq: FNWD) (the “Bancorp” or “Finward”), the holding company for Peoples Bank, today announced the preliminary results of elections made by the stockholders of Royal Financial, Inc. (OTCQX: RYFL) (“Royal Financial”), the holding company for Royal Savings Bank, regarding their preferences as to the form of merger consideration they will receive in connection with the pending merger transaction between Finward and Royal Financial. The deadline for Royal Financial stockholders to have made elections in connection with the transaction was 5:00 p.m. Eastern Time on January 18, 2022.

Under the terms of the merger agreement, Royal Financial stockholders who owned 101 or more shares of Royal Financial common stock were permitted to elect to receive either 0.4609 shares of Finward common stock or $20.14 in cash, or a combination of both, for each share of Royal Financial common stock owned, subject to proration and allocation provisions such that 65% of the shares of Royal Financial common stock outstanding immediately prior to the closing are converted into the right to receive shares of Finward common stock and the remaining 35% of the outstanding Royal Financial shares are converted into the right to receive cash. Stockholders holding less than 101 shares of Royal Financial common stock only have the right to receive fixed consideration of $20.14 in cash.

Based on the 2,655,123 shares of Royal Financial common stock outstanding as of the election deadline, the preliminary election results are as follows:

●	the holders of 2,343,817 shares of Royal Financial common stock (approximately 88.3% of outstanding shares) validly elected to receive the stock consideration;

●	the holders of 88,492 shares of Royal Financial common stock (approximately 3.3% of outstanding shares) validly elected to receive the cash consideration; and

●	the holders of 222,814 shares of Royal Financial common stock (approximately 8.4% of outstanding shares) did not make a valid election.

Applying the proration and allocation procedures specified in the merger agreement to these preliminary election results:

●

Stock elections were oversubscribed, so Royal Financial stockholders who made a valid stock election with respect to their shares of Royal Financial common stock are expected to receive 0.4609 shares of Finward common stock for approximately 73.6% of their shares and $20.14 per share in cash for each of their remaining shares, plus cash in lieu of any fractional share of Finward common stock;

●	Royal Financial stockholders who made a valid cash election with respect to their shares of Royal Financial common stock will receive only the cash consideration; and

●	Royal Financial stockholders who did not make a valid election will receive only the cash consideration.

Cash in lieu of fractional shares of Finward common stock will be calculated based on the volume-weighted average per share closing price of a share of Finward common stock as quoted on the Nasdaq Capital Market during the 15 consecutive trading days preceding the second business day prior to the closing of the merger.

The election results are preliminary and may change based on the final accounting being performed by the exchange agent.

Shortly after the closing of the merger, Royal Financial stockholders will receive a letter of transmittal to effectuate the exchange of their Royal Financial shares for the merger consideration and, if they hold certificated shares of Royal Financial common stock, the surrender of their stock certificates. Royal Financial stockholders with questions regarding their individual election results should contact the exchange agent for the transaction, Broadridge Corporate Issuer Solutions, at (877) 830-4936 (toll-free).

About Finward Bancorp

Finward Bancorp is a locally managed and independent financial holding company headquartered in Munster, Indiana, whose activities are primarily limited to holding the stock of Peoples Bank. Peoples Bank provides a wide range of personal, business, electronic and wealth management financial services from its 21 locations in Lake and Porter Counties in Northwest Indiana and South Chicagoland. Finward Bancorp’s common stock is listed on the Nasdaq Capital Market under the symbol FNWD. The website ibankpeoples.com provides information on Peoples Bank’s products and services, and Finward Bancorp’s investor relations.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth, and operating strategies of Finward.  For these statements, Finward claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this communication should be considered in conjunction with the other information available about Finward, including the information in the filings Finward makes with the SEC.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  Forward-looking statements are typically identified by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include: the ability to meet the closing conditions to the merger; delay in closing the merger; difficulties and delays in integrating Finward’s and Royal Financial’s businesses or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Finward’s and Royal Financial’s products and services; customer borrowing, repayment, investment, and deposit practices; customer disintermediation; the introduction, withdrawal, success, and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; economic conditions; and the impact, extent, and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Finward’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov).  All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Finward or Royal Financial or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.  Except as required by law, Finward does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.